Exhibit 11.1

                          Ball Corporation and Subsidiaries
                  STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                   (Millions of dollars except per share amounts)
                                                     For the Year Ended December 31,
                                                  --------------------------------------
                                                     1993          1992          1991
                                                  ----------    ----------    ----------
EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
Net (loss) income from:
  Continuing operations                           $   (32.5)    $    60.9     $    60.6
  Alltrista operations                                  2.1           6.2           3.6
                                                  ----------    ----------    ----------
Net (loss) income before cumulative effect of
 changes in accounting principles, net of tax         (30.4)         67.1          64.2
Cumulative effect of changes in accounting
 principles, net of tax                               (34.7)         --            --
                                                  ----------    ----------    ----------
Net (loss) income                                     (65.1)         67.1          64.2
Preferred dividends, net of tax                        (3.2)         (3.4)         (8.3)
                                                  ----------    ----------    ----------
Net (loss) earnings attributable to common
 shareholders                                     $   (68.3)    $    63.7     $    55.9
                                                  ==========    ==========    ==========
Weighted average number of  common shares
 outstanding (000s)                                  28,712        26,039        23,125
                                                  ==========    ==========    ==========
Earnings (loss) per share of common stock:
  Continuing operations                           $   (1.24)    $    2.21     $    2.26
  Alltrista operations                                 0.07          0.24          0.16
  Cumulative effect of changes in accounting
   principles, net of tax                             (1.21)        --            --
                                                  ----------    ----------    ----------
                                                  $   (2.38)    $    2.45     $    2.42
                                                  ==========    ==========    ==========
EARNINGS PER SHARE - ASSUMING FULL DILUTION
Net (loss) income                                 $   (65.1)    $    67.1     $    64.2
Series C Preferred dividend                            --            (0.1)         (5.1)
Series B ESOP Preferred dividend, net of tax           (3.2)         --            --
Adjustments for deemed ESOP cash contribution in
 lieu of Series B ESOP Preferred dividend             (a)            (1.8)         (1.9)
                                                  ----------    ----------    ----------
Net (loss) earnings attributable to common
 shareholders                                     $   (68.3)    $    65.2     $    57.2
                                                  ==========    ==========    ==========
Weighted average number of common shares
 outstanding (000s)                                  28,712        26,039        23,125
 Dilutive effect of stock options                     (a)             287           381
 Common shares issuable upon conversion of
  Series B ESOP Preferred stock                       (a)           1,897         1,902
                                                  ----------    ----------    ----------
Weighted average number shares applicable to
 fully diluted earnings per share                    28,712        28,223        25,408
                                                  ==========    ==========    ==========
Fully diluted (loss) earnings per share:
  Continuing operations                           $   (1.24)    $    2.09     $    2.11
  Alltrista operations                                 0.07          0.22          0.14
  Cumulative effect of changes in accounting
   principles, net of tax                             (1.21)        --            --
                                                  ----------    ----------    ----------
                                                  $   (2.38)    $    2.31     $    2.25
                                                  ==========    ==========    ==========

     ---------------
(a) No exercise of dilutive common stock options or conversion of the Series B ESOP Convertible Preferred Stock is assumed because the effect would have been anti-dilutive.

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